UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
March 1, 2016
EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
Registrant’s telephone number, including area code: (214) 368-2084

12377 Merit Drive
Suite 1700, LB 82 Dallas, Texas	75251

(Address of principal	(Zip Code)
executive offices)
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02     Results of Operations and Financial Condition.
On March 1, 2016, EXCO Resources, Inc. (the "Company") issued a press release announcing its financial results for the full year and quarter ended December 31, 2015.  A copy of this press release is being furnished as Exhibit 99.1 to this report.
The information contained in this Item 2.02 and in the accompanying exhibits shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Item 2.02, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Certain non-GAAP measures are set forth in Exhibit 99.1.  A non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures.  The disclosure in Exhibit 99.1 allows investors to reconcile the non-GAAP measures to GAAP.
Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2016, the Company was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common shares, par value $0.001 per share (the “Common Shares”), over the prior 30 consecutive trading days was below $1.00 per share, which is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.
As required by the NYSE, the Company plans to notify the NYSE of its intent to cure the deficiency and restore its compliance with the NYSE continued listing standards. The Company has a period of six months following the receipt of the notice to regain compliance. In order to regain compliance, on the last trading day in any calendar month, the Common Shares must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 consecutive trading day period ending on the last trading day of such month. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Common Shares.
The notice has no immediate impact on the listing of the Common Shares, which will continue to be listed and traded on the NYSE during this period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Common Shares will continue to trade under the symbol “XCO,” but will have an added designation of “.BC” to indicate the status of the Common Shares as “below compliance.”
If the Common Shares ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s Common Shares; (ii) reducing the number of investors willing to hold or acquire the Common Shares, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.
Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure.
The press release furnished as Exhibit 99.1 is incorporated by reference into this Item 7.01.
The information contained in this Item 7.01 and in the accompanying exhibits shall not be incorporated by reference into any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Item 7.01, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act.
Section 9 — Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 1, 2016, issued by EXCO Resources, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 1, 2016	By:	/s/ Richard A. Burnett
		Name:	Richard A. Burnett
		Title:	Vice President, Chief Financial Officer and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 1, 2016, issued by EXCO Resources, Inc.